Exhibit 10.1

Execution Version

SIXTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

AND FIRST AMENDMENT

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 30, 2021 and is entered into by and among CLEARWAY ENERGY OPERATING LLC, a Delaware limited liability company (the “Borrower”), CLEARWAY ENERGY LLC, a Delaware limited liability company (“Holdings”), each other Guarantor party hereto, JPMORGAN CHASE BANK, N.A. (“JPM”), in its capacity as the administrative agent under the Credit Agreement (the “Administrative Agent”), and THE LENDERS AND L/C ISSUERS party hereto, and is made with reference to (a) that certain Amended and Restated Credit Agreement dated as of April 25, 2014 (as amended by that certain First Amendment to Amended & Restated Credit Agreement, dated as of June 26, 2015, that certain Second Amendment to Amended & Restated Credit Agreement, dated as of February 6, 2018, that certain Third Amendment to Amended and Restated Credit Agreement and Administrative Agent Resignation and Appointment Agreement, dated as of April 30, 2018, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2018, and that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 20, 2019, the “Credit Agreement,” and as amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the other Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent and (b) that certain Amended and Restated Pledge and Security Agreement, dated as of April 25, 2014, among the Grantors party thereto and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement, and the rules of interpretation set forth in Section 1.02 of the Amended Credit Agreement shall apply hereto, mutatis mutandis.

RECITALS

WHEREAS, the Loan Parties have requested that the Lenders and L/C Issuers agree to amend certain provisions of the Credit Agreement and the Security Agreement as provided for herein; and

WHEREAS, subject to the satisfaction of the conditions specified herein, the undersigned Lenders and L/C Issuers are willing to agree to such amendments to the Credit Agreement and the Security Agreement in accordance with Section 11.01 of the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.       AMENDMENTS TO CREDIT AGREEMENT

Effective on and as of the date on which each of the conditions set forth in Section III has been satisfied (or waived by the party or parties entitled to the benefit thereof):

A.    The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties as follows:

“Acquisition Period” means, upon the Borrower’s election pursuant to Section 6.02(f), the period beginning with the closing date for a Qualified Acquisition (a “Qualified Acquisition Closing Date”) and ending on the earliest to occur of (x) the last day of the first full fiscal quarter following such Qualified Acquisition Closing Date in which the Borrower Leverage Ratio is equal to or less than 5.50:1.00 or, during the period from July 1, 2020 through and including December 31, 2020, 6.00:1.00, or, during the period from the Sixth Amendment Effective Date through and including the Leverage Period Termination Date, 6.00:1.00, (y) the last day of the third full fiscal quarter following such Qualified Acquisition Closing Date and (z) the date on which the Borrower notifies the Administrative Agent that it desires to end the Acquisition Period for such Qualified Acquisition; provided, that (i) no Acquisition Period may become effective if the Borrower fails to timely elect such Acquisition Period pursuant to the terms of Section 6.02(f), (ii) no more than one Acquisition Period may be elected with respect to any particular Qualified Acquisition, (iii) once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect and (iv) in no event shall Acquisition Periods for one or more Qualified Acquisitions extend beyond six (6) consecutive fiscal quarters.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Other Permitted Guarantees” means unsecured guarantees and/or other unsecured credit support by Holdings, the Borrower or any Company Group Party of (a) obligations of Project Companies (including obligations of Project Companies in respect of Swap Contracts that were not entered into for speculative purposes) that do not constitute Permitted Operating Guarantees, which obligations were incurred in the ordinary course of business of the Project Companies, and (b) any indemnification obligations (or similar obligations and guarantees) made by a Project Company or a Company Group Party that is a direct or indirect parent company of such Project Company that has entered into a Permitted Tax Equity Financing in favor of (i) its Tax Equity Partner or (ii) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner in respect of such Project Company or Company Group Party, in the case of each of clauses (i) and (ii), in respect of representations and warranties and/or other obligations not covered by clause (B) of the definition of “Permitted Operating Guarantees”; provided that the aggregate amount guaranteed pursuant to Other Permitted Guarantees shall not, at any one time, exceed the sum of, solely in the case of Other Permitted Guarantees entered into after the A&R Credit Agreement First Amendment Effective Date, (a) $110,000,000 and (b) the amount of unrestricted cash that is held by the Borrower (which cash shall be held by the Borrower for so long as such guarantee is in place) and subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Unencumbered Total Assets” means, as at any date of determination, the assets of the Loan Parties which are not subject to Liens (other than, for the avoidance of doubt, Liens granted in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to Section 7.01(a) and Liens permitted by Sections 7.01(c), (g), (j), (l), (o) and (q)), determined on a consolidated basis and without duplication.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

B.            Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“2021 Bridge Facility” means the term loan facility in an aggregate principal amount equal to $335,000,000.00 incurred pursuant to that certain Credit Agreement, dated as of the Sixth Amendment Effective Date, among the Borrower, Holdings, Bank of America, N.A., as administrative agent, and the lenders party thereto.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Leverage Period Termination Date” means the earliest to occur of (a) two Business Days following the consummation of the disposition contemplated by the Thor PSA, (b) the 120th day following the termination or expiration of the Thor PSA and (c) November 29, 2022.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sixth Amendment” means that certain Sixth Amendment to this Agreement, dated as of November 30, 2021.

“Sixth Amendment Effective Date” has the meaning given to such term in the Sixth Amendment.

“Thor PSA” means the Membership Interest Purchase Agreement, dated as of October 22, 2021, between the Borrower and KKR Thor Bidco, LLC.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

C.                 Section 2.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)      Provided there exists no Event of Default at such time, upon written notice to the Administrative Agent, the Borrower may from time to time elect to request, prior to the Maturity Date, an increase in the existing Revolving Credit Facility or the establishment of a new Revolving Credit Facility (provided that there shall be no more than two Revolving Credit Facilities in effect at any time) (the “Incremental Revolving Credit Commitments”) and/or to incur new term loan commitments (the “Incremental Term Loan Commitments” and, together with the Increment Revolving Credit Commitments, the “Incremental Commitments”), by an aggregate principal amount determined by the Borrower (for all such requests taken together) not exceeding $1,000,000,000 (the “Incremental Facility Amount”) minus the aggregate outstanding principal amount and/or commitments, as applicable, of any Incremental Equivalent Debt incurred pursuant to Section 7.02(p) on or prior to the date of the incurrence of such Incremental Commitments; provided that any such request for Incremental Commitments shall be in a minimum amount of $10,000,000.”

D.                Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 5.13    Subsidiaries; Equity Interests; Loan Parties; Project Companies. As of the A&R Credit Agreement Third Amendment Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and to the extent constituting shares in a corporation, if any, are non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13, in the case of Pledged Equity, free and clear of all Liens except Liens set forth in Sections 7.01(a), (c) and (q). As of the A&R Credit Agreement Third Amendment Effective Date, no Loan Party has any equity investments in any other Person other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and are owned by Holdings in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens (other than Liens set forth in Sections 7.01(a), (c) and (q)) except those created under the Collateral Documents. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the A&R Credit Agreement Third Amendment Effective Date its jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number. Set forth on Part (e) of Schedule 5.13 is a complete and accurate list of each Project Company as of the A&R Credit Agreement Third Amendment Effective Date. Set forth on Part (f) of Schedule 5.13 is a complete and accurate list of each Company Group Party that is not a Loan Party as of the A&R Credit Agreement Third Amendment Effective Date.”

E.                 Section 7.01(p) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(p) Liens on cash or Cash Equivalents in an aggregate principal amount not to exceed $40,000,000.00 at any time pledged by a Company Group Party or the Borrower to secure Swap Contracts permitted under Section 7.02(a); and”

F.                  Section 7.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) obligations (contingent or otherwise) (i) of the Borrower existing or arising under any Swap Contract in respect of interest rates on Incremental Term Loans or the 2021 Bridge Facility; provided that (x) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates and (y) such Swap Contract is not for speculative purposes and (ii) of the Borrower or any Company Group Party existing or arising under any other Swap Contract entered into in the ordinary course of business; provided that such Swap Contract is not for speculative purposes;”

G.                Section 7.02(p) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(p) senior secured first lien or junior lien debt securities or term loans, senior unsecured debt securities or term loans or subordinated debt securities or term loans, in each case borrowed by the Borrower or issued by the Borrower in a public offering, Rule 144A or other private placement or bridge financing in an amount not to exceed the Incremental Facility Amount minus the outstanding principal amount and/or commitments, as applicable, of any Incremental Facility incurred on or prior to the date of the incurrence of any such Indebtedness pursuant to this clause (p) (such debt securities or term loans, as applicable, “Incremental Equivalent Debt”); provided that (i) no Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt; (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of the date of incurrence of such Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 7.02(p), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that to the extent that such Incremental Equivalent Debt will be used concurrently with the initial provision of such Incremental Equivalent Debt to finance any Investment permitted pursuant to Section 7.03(g), then such representations and warranties shall be limited to customary “SunGard” representations and warranties (including those with respect to the target contained in the acquisition or merger agreement to the extent failure of such representations and warranties to be true and correct permits the Borrower or relevant Affiliate thereof not to consummate the transactions contemplated thereby), (iii) such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Guarantor; (iv) subject to the limitations in clauses (v) and (vi) below, the terms and provisions of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those applicable to any Facility at the time of incurrence of such Incremental Equivalent Debt, unless such other terms (1) apply only after the Latest Maturity Date of each Facility at the time of incurrence of such Incremental Equivalent Debt, (2) shall also apply to the existing Facilities (which such application shall not require the consent of the Lenders or the Administrative Agent if so reasonably determined by the Borrower) or (3) relate only to mandatory prepayments customary for such type of debt securities or term loans, premiums (including make-whole provisions), interest, fees or (subject to the foregoing) maturity or amortization; (v) with respect to Incremental Equivalent Debt other than Indebtedness incurred pursuant to the 2021 Bridge Facility, the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than that of any Facility in effect at the time of incurrence of such Incremental Equivalent Debt; (vi) with respect to Incremental Equivalent Debt other than Indebtedness incurred pursuant to the 2021 Bridge Facility, the Stated Maturity of such Incremental Equivalent Debt shall be no shorter than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt; and (vii) if such Incremental Equivalent Debt is in the form of secured debt securities or term loans, a representative acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered a joinder to the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable, to the Administrative Agent in accordance with the terms thereof; provided that if such Indebtedness is the initial issuance of Indebtedness designated as “Other First Lien Obligations” or “Second Lien Obligations” thereunder, then the Borrower, the Guarantors, the Administrative Agent and the representative for such Other First Lien Obligations shall have executed and delivered the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable; and”

H.                Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)       Borrower Leverage Ratio. Commencing with the fiscal quarter ending June 30, 2014 and as of the last day of each fiscal quarter thereafter, permit the Borrower Leverage Ratio for the most recently completed Measurement Period to be greater than (i) on any date of determination other than during an Acquisition Period, 5.50:1.00 or, with respect to any such date of determination (x) during the period from July 1, 2020 through and including December 31, 2020, 6.00:1.00 and (y) during the period from Sixth Amendment Effective Date through and including the Leverage Period Termination Date, 6.00:1.00 and (ii) on any date of determination during an Acquisition Period, 6.00:1.00 or, with respect to any such date of determination (x) during the period from July 1, 2020 through and including December 31, 2020, 6.50:1.00 and (y) during the period from Sixth Amendment Effective Date through and including the Leverage Period Termination Date, 6.50:1.00; and”

I.                    Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.15  Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any unsecured Indebtedness, junior Lien Indebtedness or any Indebtedness which is contractually subordinated to the Obligations, except (a) regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued or incurred or any subordination agreement (including any subordination agreement entered into pursuant to Section 7.02(n)) in respect of such Indebtedness (provided that such regularly scheduled payments of principal shall not exceed 1.00% per annum of the aggregate principal amount of such Indebtedness), (b) prepayments and repayments of such Indebtedness made from cash of the Borrower that at such time would be permitted to be distributed to Holdings pursuant to Section 7.06(f), (c) prepayments and repayments of such Indebtedness made with the proceeds of Permitted Refinancing Indebtedness in respect thereof, (d) following the Leverage Period Termination Date, prepayments and repayments of such Indebtedness, unless (i) as result thereof and giving pro forma effect thereto and to any Indebtedness incurred in connection therewith (as though such Indebtedness had been incurred as of the first day of the most recently completed Measurement Period and remained outstanding), the Borrower Leverage Ratio for the most recently completed Measurement Period would be greater than 5.50:1.00, (ii) as result thereof and giving pro forma effect thereto and to any Indebtedness incurred in connection therewith (as though such Indebtedness had been incurred as of the first day of the most recently completed Measurement Period and remained outstanding), the Borrower Interest Coverage Ratio for the most recently completed Measurement Period would be less than 1.75:1.00 or (iii) an Event of Default has occurred and is continuing or would result from such prepayment or repayment, (e) other prepayments, repayments, redemptions or similar transactions in an amount not to exceed the greater of (i) $50,000,000 and (ii) 1.00% of Total Assets (which shall be measured as of the date such transaction is consummated and shall take into account any transaction previously or concurrently consummated pursuant to this clause (e)) and (f) prepayments and repayments of the Convertible Senior Notes or the Existing Senior Notes with the proceeds of the Bridge Financing or any Permitted Refinancing Indebtedness in respect of the Bridge Financing.”

J.                   The proviso at the end of Section 8.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided that no Event of Default shall result under this clause (e) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving pro forma effect thereto, the Borrower would be in violation of Section 7.11 (such calculation to be done on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b));”

K.                The proviso at the end of Section 8.01(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided that no Event of Default shall result under this clause (f) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving pro forma effect thereto, the Borrower would be in violation of Section 7.11 (such calculation to be done on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b));”

L.                 The proviso at the end of Section 8.01(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided that no Event of Default shall result under this clause (g) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving pro forma effect thereto, the Borrower would be in violation of Section 7.11 (such calculation to be done on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b));”

M.               Article IX of the Credit Agreement is hereby amended by adding a new Section 9.13 as follows:

“Section 9.13. Acknowledgments of Lenders and L/C Issuers.

(a)	Each Lender and L/C Issuer hereby agrees that (i) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer under this 9.13(a) shall be conclusive, absent manifest error.

(b)	Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, such Lender or L/C Issuer shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)	The Borrower and each other Loan Party hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment.

(d)   Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

N.                Section 11.21 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 11.21      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                   the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                    a reduction in full or in part or cancellation of any such liability;

(ii)                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

SECTION II.       AMENDMENT TO SECURITY AGREEMENT

Effective on and as of the date on which each of the conditions set forth in Section III has been satisfied (or waived by the party or parties entitled to the benefit thereof):

(a)	Section 3.1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“3.1 Title; No Other Liens. Such Grantor has the rights to each item of the Collateral free and clear of all Liens other than, except with respect to any Collateral other than Pledged Equity Interests, Permitted Liens and, in the case of Pledged Equity Interests , free and clear of all Liens except Liens set forth in Sections 7.01(a), (c), and (q) of the Credit Agreement. As of the Closing Date, no financing statement, mortgage or other public notice (other than, with respect to Intellectual Property filings with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing) with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.”

(b)	Section 3.4(f) of the Security Agreement is hereby amended and restated in its entirety as follows:

“(f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for, in the case of any of the foregoing Collateral other than Pledged Equity Interests, Permitted Liens and, in the case of Pledged Equity Interests, free and clear of all Liens except Liens set forth in Sections 7.01(a), (c), and (q) of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.”

SECTION III.       CONDITIONS

This Amendment shall become effective as of the first date on which each of the following conditions in this Section III have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Sixth Amendment Effective Date”):

A.                Deliverables to Administrative Agent. The Administrative Agent’s receipt of the following, each of which shall be originals or electronically transmitted copies of originals (followed as soon as reasonably practicable by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Sixth Amendment Effective Date and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

i.                        (a) a counterpart signature page of this Amendment duly executed by each of the Loan Parties, (b) a counterpart signature page of this Amendment duly executed by the Administrative Agent and (c) a counterpart signature page of this Amendment duly executed by the Required Lenders;

ii.                        a certificate signed by a Responsible Officer of the Borrower certifying that as of the Sixth Amendment Effective Date, (a) there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect since December 31, 2017 and (b) no Default or Event of Default has occurred and is continuing; and

iii.                        an executed copy of the Intercreditor Agreement under and as defined in the 2021 Bridge Facility, and confirmation that the Closing Date under and as defined in the 2021 Bridge Facility shall have occurred or shall occur substantially contemporaneously with the occurrence of the Sixth Amendment Effective Date.

B.                 Payment of Fees and Expenses.

i.         The Administrative Agent shall have received all reasonable and documented out-of-pocket fees and expenses incurred in connection with this Amendment on or prior to the Sixth Amendment Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Sixth Amendment Effective Date, reimbursement or other payment of all out-of-pocket fees and expenses in each case required to be reimbursed or paid by the Borrower under the Credit Agreement.

ii.        The Administrative Agent shall have received from the Borrower a non-refundable payment, for the account of each Lender that has delivered an executed signature page hereto by 5:00 P.M. New York time on the Business Day immediately preceding the Sixth Amendment Effective Date, in an amount equal to $10,000 per each Lender.

C.                 No Material Adverse Effect. As of the Sixth Amendment Effective Date, no event, circumstance or change shall have occurred since December 31, 2017 that has resulted in, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect or a material adverse change in, or material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Project Companies taken as a whole.

D.                Representations and Warranties. Each of the representations and warranties in Section IV shall be true and correct in all material respects on the Sixth Amendment Effective Date (unless made solely as of a prior date, in which case such representation and warranty was true and correct in all material respects as of such date).

SECTION IV.       REPRESENTATIONS AND WARRANTIES

Each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects as of the Sixth Amendment Effective Date:

A.                Corporate Power and Authority. Each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Amended Credit Agreement and consummate the transactions contemplated by this Amendment and the Amended Credit Agreement.

B.                 Authorization of Amendment. The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action.

C.                 No Conflict. The execution, delivery and performance by each Loan Party of this Amendment do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or require any payment to be made under, (a) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (b) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Person or any of its Subsidiaries (other than Liens created under the Collateral Documents); or (iv) violate any material Law.

D.                Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is party hereto. Each of this Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, except as enforceability hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors’ rights generally (including specific performance) and (ii) general equitable principles (whether considered in a proceeding in equity or at law), and to the discretion of the court before which any proceeding may be brought.

E.                 Representations and Warranties, Etc. (x) All representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “materiality” or “Material Adverse Effect”), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (but in all respects if such representation or warranty is qualified by “materiality” or “Material Adverse Effect”) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and the representations and warranties contained in Section 5.05(c) of the Credit Agreement shall be deemed to refer to the statements furnished pursuant to Section 6.01(a) of the Credit Agreement with respect to the fiscal year ended December 31, 2017, and (y) no Default has occurred and is continuing.

SECTION V.       ACKNOWLEDGMENT AND CONSENT OF LOAN PARTIES; REAFFIRMATION OF GUARANTIES AND LIENS

A.                Acknowledgment and Consent. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment.

B.                 Guaranty and Lien Reaffirmation. Each Loan Party hereby (i) confirms that each Loan Document (including the Guaranty), both before and immediately after giving effect to and, if applicable, as amended by this Amendment, to which it is a party or otherwise bound, and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, as amended by this Amendment, if applicable, the payment and performance of the Secured Obligations and (ii) ratifies all guaranties and Liens granted by it pursuant to the Loan Documents.

C.                 Continuing Effect. Each Loan Party hereby acknowledges and agrees that (i) each Loan Document, both before and immediately after giving effect to and, if applicable, as amended by this Amendment, to which it is a party or otherwise bound shall continue in full force and effect and (ii) all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

D.                No Filings Necessary. Except as otherwise required herein, each Loan Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Loan Party in order to maintain the perfection, enforceability or validity of the security interests created pursuant to the Collateral Documents.

SECTION VI.       MISCELLANEOUS

A.     Reference to and Effect on Credit Agreement and Other Loan Documents.

(i)      On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)      Except as specifically amended by this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)    The execution, delivery and performance of this Amendment shall not constitute either (x) a novation of the Credit Agreement, the Security Agreement or any of the other Loan Documents or any obligations thereunder or (y) a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or L/C Issuer under, the Credit Agreement, the Security Agreement or any of the other Loan Documents. The amendments contained herein are limited to the specified provisions and circumstances described and shall not be deemed to prejudice any rights not specifically addressed herein which any Agent, Lender or L/C Issuer may now have or may have in the future under the Amended Credit Agreement, the Security Agreement or any other Loan Document.

B.      Loan Document. For the avoidance of doubt, this Amendment constitutes a Loan Document.

C.      Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

E.      Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. The provisions of Sections 11.14(b), (c) and (d) and Section 11.15 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

F.      Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	CLEARWAY ENERGY OPERATING LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

GUARANTORS:	CLEARWAY ENERGY LLC
DGPV HOLDING LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

[Signature Page to Sixth Amendment to A&R Credit Agreement]

ALTA WIND 1-5 HOLDING COMPANY, LLC
ALTA WIND COMPANY, LLC
CBAD HOLDINGS II, LLC
CENTRAL CA FUEL CELL 1, LLC
CLEARWAY SOLAR STAR LLC
CWEN PINNACLE REPOWERING HOLDINGS LLC
CWSP RATTLESNAKE HOLDING LLC
DAGGETT SOLAR HOLDCO LLC
DG-CS HOLDINGS LLC
DG SREC HOLDCO LLC
ECP UPTOWN CAMPUS HOLDINGS LLC
ENERGY CENTER CAGUAS HOLDINGS LLC
ENERGY CENTER FAJARDO HOLDINGS LLC
ENERGY CENTER HONOLULU HOLDINGS LLC
FUEL CELL HOLDINGS LLC
LANGFORD HOLDING LLC
LIGHTHOUSE RENEWABLE HOLDINGS LLC
MARSH LANDING HOLDCO LLC
NIMH SOLAR HOLDINGS LLC
OCOTILLO WINDPOWER HOLDINGS LLC
PORTFOLIO SOLAR I, LLC
ROSAMOND SOLAR HOLDCO LLC
RPV HOLDING LLC
SOLAR FLAGSTAFF ONE LLC
SOLAR IGUANA LLC
SOLAR LAS VEGAS MB 1 LLC
SOLAR TABERNACLE LLC
SOUTH TRENT HOLDINGS LLC
SPP ASSET HOLDINGS, LLC
SPP FUND II HOLDINGS, LLC
SPP FUND II, LLC
SPP FUND II-B, LLC
SPP FUND III, LLC
THERMAL CANADA INFRASTRUCTURE HOLDINGS LLC
THERMAL HAWAII DEVELOPMENT HOLDINGS LLC
THERMAL INFRASTRUCTURE DEVELOPMENT HOLDINGS LLC
UB FUEL CELL, LLC
UTAH SOLAR MASTER HOLDCO LLC

[Signature Page to Sixth Amendment to A&R Credit Agreement]

WV WIND HOLDINGS LLC

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Vice President & Treasurer

[Signature Page to Sixth Amendment to A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Executive Director

[Signature Page to Sixth Amendment to A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and L/C Issuer

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Executive Director

[Signature Page to Sixth Amendment to A&R Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Holli Balzer
Name: Holli Balzer
Title: Vice President

[Signature Page to Sixth Amendment to A&R Credit Agreement]

BARCLAYS BANK PLC,
as a Lender and L/C Issuer

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Sixth Amendment to A&R Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/ Ashwani Khubani
Name: Ashwani Khubani
Title: Managing Director / Vice President

[Signature Page to Sixth Amendment to A&R Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

[Signature Page to Sixth Amendment to A&R Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Nawshaer Safi
Name: Nawshaer Safi
Title: Authorized Signatory

[Signature Page to Sixth Amendment to A&R Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Renee M. Bonnell
Name: Renee M. Bonnell
Title: Senior Vice President

 [Signature Page to Sixth Amendment to A&R Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.
as a Lender

By:	/s/ Rikin Pandya
Name: Rikin Pandya
Title: Vice President

 [Signature Page to Sixth Amendment to A&R Credit Agreement]

MUFG UNION BANK, N.A. f/k/a UNION BANK, N.A.,
as a Lender

By:	/s/ Hazuki Watanabe
Name: Hazuki Watanabe
Title: Vice President

 [Signature Page to Sixth Amendment to A&R Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender and L/C Issuer

By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

[Signature Page to Sixth Amendment to A&R Credit Agreement]